Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated April 4, 2017, relating to the consolidated financial statements of argenx N.V. and subsidiaries included in the Registration Statement on Form F-1 (No. 333-221984) and related Prospectus and to the reference to us under the heading “Experts” in the Prospectus.

/s/ Deloitte Accountants B.V.

Deloitte Accountants B.V.

December 13, 2017